Exhibit 23

Consent of Independent Registered Public Accounting Firm

Shawnlee Construction LLC 401(k) Plan

Plainville, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-84632) of Shawnlee Construction LLC of our report dated June 20, 2018, relating to the financial statements and supplemental schedule of Shawnlee Construction LLC 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Grand Rapids, Michigan

June 20, 2018